News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2015 First Quarter Results

Company Announces Extension of Credit Agreement to 2017

IRVING, Texas – August 26, 2014 – Daegis Inc. (NASDAQ: DAEG), a global archiving, eDiscovery, mobile application development and migration tools company, today announced financial results for its fiscal 2015 first quarter ended July 31, 2014.

First Quarter Fiscal 2015 Financial Highlights

  Total revenue of $6.7 million, compared to $8.0 million year over year.
  GAAP net loss of $247,000 or $0.02 per share, compared to GAAP net loss of $633,000 or $0.05 per share for the same period last year.
  Adjusted EBITDA of $823,000, compared to $828,000 last year. (1)
  Non-GAAP net income of $240,000 or $0.01 per share, compared to $53,000 or $0.00 per share last year. (1)
  Cash at July 31, 2014 was $5.1 million, compared to $7.2 million at April 30, 2014 and $5.0 million at July 31, 2013.
  Total debt outstanding at July 31, 2014 was $12.7 million, a decrease of $2.3 million from April 30, 2014.
  Credit Agreement with Wells Fargo extended to June 2017, Term Note B eliminated and interest rates reduced by 150 basis points.

Commenting on the results, Daegis CEO Tim Bacci said, “We had a challenging quarter with our top line revenue as the strategic transformation of our business takes shape. That said, we’re seeing increasing interest in our combined archive and eDiscovery offering as well as in our Composer migration, email migration and mobile application development products. The Company is operationally efficient as a result of the changes made over the past twelve months, and our debt refinancing will not only save us interest costs, but also gives us the extension we need to achieve our growth in cash flow. As the market continues to evolve it’s encouraging to see growth potential across all of our major product lines in addition to increasing interest in our cloud based offerings. The net of all of this will be a more predictable revenue stream going forward.”

First Quarter 2015 Comparative Financial Summary

$ In Millions, except per share and % data	Q1	Q1	% or $
	FY2015	FY2014	Change(2)
Total Revenue	$6.7	$8.0	($1.3)
Archive & eDiscovery Revenue	$4.1	$5.4	($1.3)
Development, Database & Migration Revenue	$2.6	$2.5	$0.0
GAAP Net Loss	($0.2)	($0.6)	$0.4
GAAP Net Loss Per Share – Diluted	($0.02)	($0.05)	$0.03
Adjusted EBITDA(1)	$0.8	$0.8	$0.0
Adjusted EBITDA Margin(1)	12%	10%	2%
Non-GAAP Net Income (1)	$0.2	$0.1	$0.2
Non-GAAP Net Income Per Share - Diluted(1)	$0.01	$0.00	$0.01

(1) See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.
(2) The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call
Management will host a conference call August 26, 2014, at 4:00 p.m. CT (5:00 p.m. ET) to review the First Quarter Fiscal 2015 financial results. The call can be accessed by dialing (888) 572-7025 or (719) 325-2429 for international callers. Additionally, the conference call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through September 5, 2014 by dialing (888) 203-1112 or (719) 457-0820 for international callers and using the following passcode: 7379126.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global archiving, eDiscovery, mobile application development and migration tools company. Daegis delivers leading-edge archive and eDiscovery software through Daegis Edge, an end-to-end platform for managing the eDiscovery life cycle, Daegis Acumen technology assisted review and Daegis AXS-One enterprise information archiving. Daegis also offers specialized services including data collection, analytics consulting, project management and managed document review. The Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools for mobile and web application development, databases and application migration software. Visit our websites to learn more.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis
Susan K. Conner
(214) 584-6427
sconner@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	April 30,
	2014	2014
ASSETS
Current assets:
Cash	$5,088	$7,178
Accounts receivable, net	5,137	6,657
Prepaid expenses	557	617
Other current assets	384	358
Total current assets	11,166	14,810

Property and equipment, net	902	1,053
Goodwill	11,706	11,706
Intangibles, net	5,230	5,614
Other assets	435	470
Total assets	$29,439	$33,653

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$433	$308
Current portion of long-term debt	1,123	3,123
Accrued compensation and related expenses	865	1,185
Other accrued liabilities	957	971
Deferred revenue	7,365	8,590
Total current liabilities	10,743	14,177

Long-term debt, net of current portion	11,565	11,848
Deferred tax liabilities, net	1,028	1,032
Common stock warrant liability	181	276
Other long-term liabilities	918	1,095
Total liabilities	24,435	28,428

Commitments and contingencies

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	100,179	100,152
Accumulated other comprehensive income	280	280
Accumulated deficit	(95,472)	(95,224)
Total stockholders’ equity	5,004	5,225
Total liabilities and stockholders’ equity	$29,439	$33,653

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	July 31,
	2014	2013
Revenues:
Archive and eDiscovery	$4,104	$5,415
Development, Database and Migration	2,558	2,549
Total revenues	6,662	7,964

Operating expenses:
Direct costs of Archive and eDiscovery revenue	1,557	2,199
Direct costs of Development, Database and Migration revenue	504	418
Product development	1,173	1,671
Selling, general and administrative	3,370	3,700
Total operating expenses	6,604	7,988
Income (loss) from operations	58	(24)

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	95	(99)
Interest expense	(303)	(415)
Other, net	(100)	(31)
Total other income (expense)	(308)	(545)

Loss before income taxes	(250)	(569)
Provision (benefit) for income taxes	(3)	64
Net loss	$(247)	$(633)

Loss per share:
Basic	$(0.02)	$(0.05)
Diluted	$(0.02)	$(0.05)

Weighted-average shares used in computing loss per share
Basic	16,384	15,297
Diluted	16,384	15,297

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended
	July 31,
	2014	2013
GAAP income (loss) from operations	$58	$(24)

Amortization of intangible assets	384	385
Stock based compensation expenses	27	53
Depreciation	183	265
Charges related to alignment of business units(1)	171	149
Total adjustments to GAAP income from operations	765	852

Adjusted EBITDA	$823	$828

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net loss	$(247)	$(633)

Amortization of intangible assets	384	385
Stock based compensation expenses	27	53
(Gain) loss from change in fair value of common stock warrant liability	(95)	99
Charges related to alignment of business units(1)	171	149
Total adjustments to GAAP net loss	487	686

Non-GAAP net income	$240	$53

Non-GAAP diluted income per share	$0.01	$-

Weighted average shares used in computing income per share:
Dilutive	16,384	15,297

(1) Prior year alignment costs have been reported to conform with the current year presentation.

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.